EXHIBIT 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES CLOSING OF MERGER WITH TOCAGEN

To Commence Trading on Nasdaq Capital Market on June 16, 2020 Under Ticker Symbol “FBRX”

TORRANCE, CA – June 15, 2020 – Forte Biosciences, Inc. (NASDAQ: FBRX), a clinical-stage biopharmaceutical company, today announced the closing of its previously announced merger with Tocagen Inc. (previously trading on NASDAQ under the symbol ”TOCA”), under which the stockholders of Forte have become the majority owners of Tocagen, and the operations of Forte and Tocagen have combined. The company will be led by Paul Wagner, Ph.D., as CEO. The new combined company known as Forte Biosciences will commence trading June 16, 2020 on the Nasdaq Capital Market under the trading symbol “FBRX”.

“Forte’s transition to the public market is a significant milestone for us and serves as testament to the determination of our team and the support of our investors including Alger, ArrowMark, BVF Partners LP, OrbiMed and Franklin Templeton. We believe that the closing of the merger signifies a transformative event that will provide Forte with the opportunity to achieve significant growth as we continue to advance Forte’s clinical program for FB-401, a live biotherapeutic for the treatment of inflammatory skin diseases,” said Paul Wagner, Forte’s CEO, “Forte’s team is passionate about helping those who suffer from dermatologic diseases, and will pursue the development of impactful products to treat such conditions. We believe Forte’s balance sheet is now well positioned to execute on our plan. Forte presents an attractive business opportunity with a unique product pipeline that has considerable market potential, as well as significant value-driving clinical milestones.”

In connection with the closing of the merger, Tocagen effected a 15:1 reverse split of its common stock. Post-merger and post-reverse split, Forte has approximately 10.8 million shares of common stock issued and outstanding with prior Forte stockholders collectively owning approximately 84.7% of the combined company, and prior Tocagen stockholders collectively owning approximately 15.3% of the combined company.

Ladenburg Thalmann & Co. Inc. acted as exclusive financial advisor to Tocagen for the transaction and Cooley LLP served as legal counsel to Tocagen. Wilson Sonsini Goodrich & Rosati, P.C. served as legal counsel to Forte Biosciences.

About Forte

Forte Biosciences, Inc. is a clinical stage, dermatology company developing a live biotherapeutic, FB-401, for the treatment of inflammatory skin diseases. FB-401 has completed Phase 1/2a testing in adult and pediatric (3 years of age and older) patients with atopic dermatitis. There is a significant unmet need for safe and effective therapies particularly for pediatric atopic dermatitis patients. Forte plans to advance FB-401 into a randomized Phase 2 clinical trial in mid-2020.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Forte’s beliefs, goals, intentions and expectations, and include statements regarding its belief that the transaction between Tocagen and Forte will provide the combined company with the opportunity to achieve its next level of corporate growth; the ability of the combined company to continue to advance its product candidates through the development process and achieve potential clinical development milestones in the future. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance the company’s product candidates and preclinical programs; unexpected costs, charges or expenses that may result from the transaction; risks associated with potential changes to business relationships that may result from the announcement or completion of the transaction; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and risks associated with the possible failure to realize certain anticipated benefits of the transaction, including with respect to future financial and operating results. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Forte Biosciences, Inc.

investors@fortebiorx.com